Registration Statement No. 333-98993

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                      FEDERAL SIGNAL CORPORATION
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          (Exact name of issuer as specified in its charter)

        Delaware                               36-1063330
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(State or other jurisdiction of          (I.R.S. Employer ID No.)
incorporation or organization)

1415 West 22nd Street, Oak Brook, Illinois               60523
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(Address of Principal Executive Offices)              (Zip Code)



                                KIM A. WEHRENBERG
                   Vice President, General Counsel and Secretary
                           Federal Signal Corporation
            1415 West 22nd Street,  Suite 1100,  Oak Brook,  Illinois 60523
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                    (Name and address of agent for service)

            Telephone number, including area code, of agent for service:
                                   (630) 954-2000
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           Approximate date of commencement of proposed sale to public:
                                September 30, 2002

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE


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                                      Proposed       Proposed
 Title of                             maximum        maximum
Securities            Amount          offering       aggregate        Amount of
  to be               to be           price per      offering         registra-
registered          registered(1)     unit (2)       price (2)        tion fee
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Common Stock         800,000          $21.86         $17,488,000      $1,656



(1) Preferred Share Purchase Rights (the "Rights") which are attached to and trade with the Common Stock are also registered under this Registration Statement. Any value attributable to the Rights is reflected in the market price of the Common Stock.

(2) Pursuant to Rule 457(h), the maximum offering price (estimated solely for the purpose of calculating the registration fee) was calculated to be $21.86 upon the basis of the average of the high and low prices of the Common Stock reported on the consolidated reporting system on August 27, 2002.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

            Federal Signal Corporation (which, with its subsidiaries, is referred to herein as "Federal Signal" or the "Company") is subject to the informational requirements of the Securities Exchange Act of 1934 ("Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices, Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604; and Room 1028, Jacob K. Javits Federal Building, 26 Federal Plaza, New York, New York 10278; and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, Federal Signal's Common Stock is listed on the New York Stock Exchange and reports, proxy statements and other information concerning Federal Signal can be inspected at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

            Federal Signal undertakes to provide without charge to each person to whom a Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Such requests should be directed in writing to the office of the Corporate Secretary, Federal Signal Corporation, 1415 West 22nd Street, Oak Brook, Illinois 60523 (telephone 630-954-2037).

                                 -----------------

            No dealer, salesman or other person has been authorized to give any information or to make any representations, other than those contained or incorporated by reference in this Prospectus or in any applicable supplement, and, if given or made, such information or representations must not be relied upon as having been authorized by Federal Signal Corporation. Neither this Prospectus nor any supplement constitutes an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation. Information contained in this Prospectus and any supplement to this Prospectus is provided as of the date stated on the first page of such document. Although the Company may amend and supplement this Prospectus from time to time, there will usually be a time interval between the occurrence of a development relevant to the distribution and the reporting of such development in this Prospectus, a supplement to this Prospectus or a document incorporated into this Prospectus by reference. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Federal Signal Corporation since the date hereof.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME
EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                          NOTE TO AMENDMENT TO FORM S-3

This Form S-3 includes the above delaying amendment language in accordance with Rule 473 and makes reference to specific documents incorporated by reference as set forth in the following language.

                      INFORMATION INCORPORATED BY REFERENCE

The Company's (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2001, (ii) the March 31, 2002 and June 30, 2002 Form 10-Qs and all reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the Form 10-K, and (iii) a description of the Common Stock contained in the Company's registration statement on Form 8-A, dated July 28, 1998, are hereby incorporated by reference.

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


                                   Prospectus

                           FEDERAL SIGNAL CORPORATION

                                 800,000 SHARES
                                  COMMON STOCK

      This Prospectus relates to an offering of up to 800,000 shares (the "Shares") of common stock, par value $1.00 per share (the "Common Stock"), of Federal Signal Corporation, a Delaware corporation (the "Company" or "FSC"), acquired pursuant to a Purchase Agreement whereby FSC delivered the Shares to the shareholders of Leach Company, Inc. ("Leach") (the "Selling Stockholders") in exchange for the purchase of all of the Common Stock of Leach. The number of Shares was determined by dividing approximately $16,800,000 by the twenty-day average closing price of FSC stock on the New York Stock Exchange.

      The Common Stock being registered is being offered for the account of the Selling Stockholder. See "Selling Stockholder." The Company will not receive any proceeds from the sale of shares of Common Stock offered hereunder. The shares may be offered in transactions on the New York Stock Exchange, in negotiated transactions, or through a combination of such methods of distribution at prices relating to the prevailing market prices or at negotiated prices. See "Plan of Distribution."

      The Common Stock is traded on the New York Stock Exchange under the symbol "FSS." The Shares of Common Stock offered hereunder have been approved for listing on the New York Stock Exchange. On August 27, 2002 the last sale price of the Common Stock, as reported on the New York Stock Exchange, was $21.55 per share.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      No dealer, salesman or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such other information and representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date. This Prospectus does not constitute an offer to sell, or a solicitation or any offer to buy, any securities other than the registered securities to which it relates. This Prospectus does not constitute an offer to sell, or a solicitation of any offer to buy, such securities in any circumstances in which such offer or solicitation is unlawful.

      The date of this Prospectus is September 30, 2002.


                              AVAILABLE INFORMATION

      The Company is subject to the informational reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements, information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements, information statements, and other information filed by the Company with the Commission pursuant to the requirements of the Exchange Act may be inspected and copied at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549-1004. Copies of such material may be obtained from the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company is a publicly held corporation and its Common Stock is traded on the New York Stock Exchange under the symbol "FSS." Reports, proxy statements, information statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The Commission maintains a Web site that contains reports, proxy statements, information statements and other information regarding registrants, including the Company. The Commission's Web site address is http://www.sec.gov.

      The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as it may determine to furnish or as may be required by law.

      The Company has filed with the Commission a Registration Statement on Form S-3 (referred to herein, together with all exhibits, as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all information set forth in the Registration Statement. Certain parts of the Registration Statement have been omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement which can be inspected at the public reference rooms at the offices of the Commission.


                       DOCUMENTS INCORPORATED BY REFERENCE

      The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to:


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


                           Federal Signal Corporation
                               1415 West 22nd St.
                               Oak Brook, IL 60523
                            Attention: Kim Wehrenberg
                                        Secretary

      The Company's (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2001, (ii) the March 31, 2002 and June 30, 2002 Form 10 Qs and all reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the Form 10-K, and (iii) a description of the Common Stock contained in the Company's registration statement on Form 8-A, dated July 28, 1998, are hereby incorporated by reference into this Prospectus.

      All documents filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering relating to this Prospectus will be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified, replaced, or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


                                   THE COMPANY

      Federal Signal Corporation, founded in 1901, was reincorporated as a Delaware Corporation in 1969. The Company's principal executive offices are located at 1415 West 22nd St., Oak Brook, IL 60523, and its telephone number is
(630)954-2000. The Company is a manufacturer and worldwide supplier of safety, signaling and communications equipment, hazardous area lighting, fire rescue vehicles, vehicle-mounted aerial access platforms, street sweeping and vacuum loader vehicles, high pressure water blasting systems, parking revenue and access control equipment, carbide and superhard tipped cutting tools, precision metal stamping punches and related die components and custom on-premise signage.

      Products produced and services rendered by the Registrant and its subsidiaries (referred to collectively as the "Registrant" herein, unless context otherwise indicates) are divided into four major operating groups:
Safety Products, Tool, Environmental Products and Fire Rescue. A smaller group, Sign, reported as discontinued operations in the Registrant's financial statements, is currently being offered for sale. Business units are organized under each segment because they share certain characteristics, such as technology, marketing, and product application that create long-term synergies. Additional description and discussion of the Company's business are set forth under Item 1 Business of the Company's December 31, 2001 10-K and in subsequent 10-Q filings which are incorporated herein by reference.

                               RECENT DEVELOPMENTS

      On August 15, 2002 Federal Signal Corporation signed an agreement to purchase all of the stock of Wittke, Inc., a refuse truck manufacturer, for
Federal Signal stock and cash totaling approximately $67,000,000. The transaction is subject to Wittke shareholder approval and is expected to be completed in early October, 2002.

                                  RISK FACTORS

      Federal Signal Corporation has been profitable and paid dividends for more than 25 years; however, past performance is not necessarily indicative of future performance. Economic conditions in various regions of the United States and internationally (including Canada), product and price competition, raw material prices and availability, especially aluminum and steel component parts for trucks, as well as foreign currency exchange rate changes and technology changes, are risks to future performance. The company is involved in various litigation matters presently and would anticipate additional litigation going forward. These matters include intellectual property litigation, employment-related litigation and product liability litigation related to the sale of the company's products, including sirens, fire trucks, street sweepers and parking devices. Such litigation, as well as legal and regulatory developments, the strength of industrial and municipal markets, interest rates and availability of financing and other risks and uncertainties described in documents filed with the United States Securities and Exchange Commission which descriptions are incorporated herein by reference, as well as the overall volatility of the stock market, particularly in the United States, are various risk factors that could potentially affect the value of an investment in Federal Signal Corporation common stock.


                               SELLING STOCKHOLDER

      The Selling Stockholders have informed the Company that they reasonably expect to sell the 800,000 shares of Common Stock being registered within eighteen months after the date of this Prospectus. The Selling Stockholders do not own any Federal Signal Corporation Common Stock immediately prior to this offering and they have no relationship to the Company. There are currently 45,304,733 shares of Company Common Stock outstanding and the average daily trading volume of Company Common Stock on the New York Stock Exchange was 238,636 shares per day. Selling Stockholders are David C. Leach II Agency, David
C. Leach II Trustee of the David C. Leach Trust Under Agreement Dated November 23, 1987 and as amended September 3, 2002, the owner of 400,000 shares of Federal Signal Corporation common stock, and Frederick E. and Teresa F. Leach Trust Under Agreement dated January 29, 2002, the owner of 400,000 shares of Federal Signal Corporation common stock all acquired in the sale of Leach Company, Inc. to Federal Signal Corporation.





                              PLAN OF DISTRIBUTION

      The sale of the Common Stock offered hereby may be effected from time to time directly, or by one or more broker-dealers or agents, in one or more transactions (which may involve crosses and block transactions) on the New York Stock Exchange in negotiated transactions, or through a combination of such methods of distribution, at prices related to prevailing market prices or at negotiated prices.

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

      In the event one or more broker-dealers or agents agree to sell the Common Stock, they may do so by purchasing the Common Stock as principals or by selling the Common Stock as agent for the Selling Stockholders. Any such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Stockholders or the purchasers of the shares of Common Stock for which such broker-dealer may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

      Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Common Stock may not simultaneously engage in market-making activities with respect to the Company's Common Stock for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules with regulations thereunder, including, without limitation, Rule 10b-6.


                                 USE OF PROCEEDS

      The Company will not receive any proceeds from the offering; however, the 800,000 shares were issued to Selling Stockholders in exchange for the acquisition of the Common Stock of Leach Company, Inc. as discussed above.


                                  LEGAL MATTERS

      The validity of the Common Stock offered hereby has been passed upon by Kim A. Wehrenberg, Esq., legal counsel for the Company, Oak Brook, Illinois. Mr. Wehrenberg is Vice President, General Counsel and Secretary of the Company and owns, directly or indirectly, 198,233 shares of Common Stock and has 83,167 stock options on the Common Stock or a total of approximately .6% of the shares of Common Stock Outstanding.


                                     EXPERTS

      The consolidated financial statements of Federal Signal Corporation appearing in Federal Signal Corporation's Annual Report (Form 10-K) for the year ended December 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                 INDEMNIFICATION

      Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify directors, officers and controlling persons of the corporation who are parties to or are threatened to be made parties to actions, suits or proceedings, whether civil, criminal administrative or investigative, by reason of such status. The Company's Certificate of Incorporation provides that the Company shall indemnify directors, officers and employees to the full extent permitted by Section 145, and the Company's bylaws similarly provide for such indemnification. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant under Delaware law, the Company's Certificate of Incorporation or bylaws, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities
Act and will be governed against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


                                     PART II

                    INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      Registration fee                            $ 1,656.00
      Accounting fees and expenses*               $ 3,000.00
      Legal fees and expenses*                    $ 8,750.00
      Miscellaneous expenses*                     $ 1,000.00
              Total                               $14,406.00
         *estimated

      All of the above expenses will be paid for by the Selling Stockholder.


Item 15. Indemnification of Directors and Officers.

      The Company's Certificate of Incorporation provides that the Company shall indemnify any director, officer or employee, or former director, officer or employee, of the Company, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the fullest extent permitted by Section 145 of the General Delaware Corporation Law (the "GDCL"). GDCL
Section 145 provides, among other things, that the Company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, agent or employee of the Company or who serves or served at the Company's request as a director, officer, agent, employee, partner or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the Company or corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the Company, unless the court believes that in light of all the circumstances indemnification should apply.

      The Company's Bylaws are deemed to be a contract with the officers and directors of the Company to indemnify them to the fullest extent possible under Delaware law or any other applicable law.
      The Company may advance expenses to the potential indemnitee only if the Company's Board of Directors so authorizes and if the potential indemnitee undertakes in writing to repay the expenses if it is subsequently determined that he is not entitled to indemnification. The indemnification provisions contained in the Company's Certificate of Incorporation and Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.


Item 16. Exhibits.

   Exhibit 5         Opinion Re: Legality
   Exhibit 23(1)     Consent of Counsel
   Exhibit 23(2)     Consent of Ernst & Young LLP
   Power of Attorney
   Included on page 13 of the Registration Statement

Item 17.  Undertakings.

  (a)    The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the
Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Oak Brook, State of Illinois, on August 29, 2002.


                                    FEDERAL SIGNAL CORPORATION


                                    By:/s/ Kim A. Wehrenberg
                                        Kim A. Wehrenberg
                                        Vice President




      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities on the date indicated.

      Each person whose signature  appears below constitutes and appoints Joseph
J. Ross and Kim A. Wehrenberg, and each of them, his true and lawful attorney-in-fact and agent, each acting alone, with full powers of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post effective amendments) and supplements to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the
Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done to file such Registration Statement and amendments, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


Signature                     Title                                     Date
----------                    ---------                                 ------


/s/ Stephanie K. Kushner      Vice President and Chief                  8/29/02
-------------------------     Financial Officer
Stephanie K. Kushner


/s/ Richard L. Ritz           Vice President and Controller             8/29/02
-------------------------     (Principal Accounting Officer)
Richard L. Ritz


/s/ Charles R. Campbell       Director                                  8/29/02
-------------------------
Charles R. Campbell


/s/ James C. Janning          Director                                  8/29/02
-------------------------
James C. Janning


/s/ Paul W. Jones             Director                                  8/29/02
-------------------------
Paul W. Jones


/s/ James A. Lovell, Jr.      Director                                  8/29/02
-------------------------
James A. Lovell, Jr.


/s/ Walden W. O'Dell          Director                                  8/29/02
-------------------------
Walden W. O'Dell


/s/ Joseph J. Ross            Director, Chairman and                    8/29/02
-------------------------     Chief Executive Officer
Joseph J. Ross


/s/ Joan E. Ryan              Director                                  8/29/02
-------------------------
Joan E. Ryan


/s/ Richard R. Thomas         Director                                  8/29/02
-------------------------
Richard R. Thomas